Exhibit 10.23
EXECUTION VERSION

COLLATERAL AGREEMENT
dated as of
December 17, 2009
among
NORTEK, INC.
the GUARANTORS named herein
and
U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent
          THIS COLLATERAL AGREEMENT IS SUBJECT TO THE PROVISIONS OF THE LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT OF EVEN DATE HEREWITH AMONG NORTEK, INC., OTHER SUBSIDIARIES OF NORTEK, INC. NAMED THEREIN, BANK OF AMERICA, N.A., AS COLLATERAL AGENT FOR THE REVOLVING CREDIT FACILITY SECURED PARTIES REFERRED TO THEREIN, AND U.S. BANK NATIONAL ASSOCIATION AS NOTEHOLDER COLLATERAL AGENT, AS MORE FULLY SET FORTH IN SECTION 27 HEREOF.

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          COLLATERAL AGREEMENT, dated as of December [•], 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), made by NORTEK, INC., a Delaware corporation (the “Issuer”), the GUARANTORS listed on the signature pages hereof and the Additional Grantors (as hereinafter defined) (the Issuer, the Guarantors so listed and the Additional Grantors being, collectively, the “Grantors”), to U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”) for the Secured Parties.
PRELIMINARY STATEMENTS
          (1) The Issuer, the Guarantors named therein and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent, have entered into an Indenture dated of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”).
          (2) Pursuant to the Indenture, the Grantors are entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined).
          (3) It is a condition precedent to the issuance of the Notes, that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.
          (4) Each Grantor will derive substantial direct and indirect benefit from the issuance and sale of the Notes pursuant to the Indenture.
          (5) Terms defined in the Indenture and not otherwise defined in this Agreement are used in this Agreement as defined in the Indenture. Further, unless otherwise defined in this Agreement or in the Indenture, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 (including Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Commodity Contract, Deposit Accounts, Documents, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Securities Accounts, Securities Intermediary, Security, Security Entitlements and Supporting Obligations). Additionally, the following terms shall have the following meanings:
          “Account Debtor” a Person who is obligated under an Account, Chattel Paper or General Intangible.
          “Closing Date” shall mean December [•], 2009.
          “Commodity Account Control Agreement” shall mean an agreement in form reasonably satisfactory to the Collateral Agent (as advised by legal counsel, on which it may conclusively rely, or as directed by Majority Noteholders) sufficient to grant the Collateral Agent or, pursuant to Section 3.02 of the Intercreditor Agreement (as in effect on the Issue Date), the

Collateral Agent (as defined in the Intercreditor Agreement) Control over a specified Commodity Account.
          “Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.
          “Control Agreements” shall mean, collectively, the Deposit Account Control Agreements, the Securities Account Control Agreements and the Commodity Account Control Agreements.
          “Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Deposit Account Control Agreement” shall mean an agreement in form reasonably satisfactory to the Collateral Agent (as advised by legal counsel, on which it may conclusively rely, or as directed by Majority Noteholders) sufficient to grant the Collateral Agent or, pursuant to Section 3.02 of the Intercreditor Agreement (as in effect on the Issue Date), the Collateral Agent (as defined in the Intercreditor Agreement) Control over a specified Deposit Account.
          “Dominion Account” means any Deposit Account of a Grantor at Bank of America, N.A. or its Affiliates or branches or another bank acceptable to the Collateral Agent, in each case which is subject to a Deposit Account Control Agreement.
          “Excluded Accounts” shall mean each of the following, but in each case only to the extent that Control of the same has not been provided to or for the benefit of any other creditor or as security for any other obligations:
     (i) all Deposit Accounts maintained by the Grantors solely for the purpose of making current payments of or maintaining funds in respect of current obligations for payroll taxes, sales tax, 401K funds or other similar tax or employee benefit obligations in the ordinary course of business;
     (ii) for a period of not more than 30 days (or such longer period as may be approved by the Collateral Agent in its sole discretion) after a Person becomes a Guarantor, the Deposit Accounts, Securities Accounts and Commodity Accounts of such Guarantor; and
     (ii) any Deposit Accounts, Securities Accounts and Commodity Accounts as to which (A) during the first 90 days following the Closing Date, the aggregate book balances thereof, taken as a whole, do not exceed $10,000,000 and (B) thereafter, the aggregate collected balances thereof, taken as a whole, do not exceed $10,000,000 (or such greater amount as may be agreed from time to time by the Collateral Agent in its discretion).
          “Excluded Equity” shall mean each of the following, but in each case only to the extent that the same has not been pledged to or for the benefit of any other creditor or as security for any other obligations:
     (i) shares of Voting Foreign Stock of any Foreign Subsidiary to the extent (and only to the extent) that the pledge thereof hereunder would result in more than 66% of the Voting Foreign Stock of such Foreign Subsidiary (measured by total combined voting power) to be pledged hereunder;
     (ii) Equity Interests in Foreign Subsidiaries that are not first-tier Material Foreign Subsidiaries; and
     (iii) Equity Interests in Foreign Subsidiaries that are organized under the laws of the People’s Republic of China.
          “Foreign Subsidiary” means any Subsidiary not incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
          “Intercompany Note” means an intercompany note, substantially in the form of Exhibit E hereto, executed by the Issuer and each of its Subsidiaries and endorsed in blank by each of the Guarantors.
          “Lien Waiver” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent, by which (a) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Collateral Agent to enter upon the premises and remove the Collateral or to use the premises for an agreed upon period of time to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any documents in its possession relating to the Collateral as agent for the Collateral Agent, and agrees to deliver the Collateral to the Collateral Agent upon request and (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Collateral Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the Collateral Agent upon request.
          “Majority Noteholders” means the Holders of 25% or more of the outstanding principal amount of the Notes issued under the Indenture.
          “Mortgages” means the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 4.26 of the Indenture.
          “Note Documents” means the Indenture (including the Note Guarantees set forth therein), the Notes, this Agreement, the other Security Documents, the Intercreditor Agreement and the other documents and instruments executed and delivered pursuant to the foregoing, as such documents and instruments may be amended, amended and restated, supplemented or otherwise modified from time to time.
          “Obligations” means (a) the Indebtedness evidenced by the Notes and all obligations in respect thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer or any Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof, and (b) any other obligations of the Issuer or any Guarantor under the Indenture or any other Note Document.
          “Payment Item” means each check, draft or other item of payment payable to a Grantor, including those constituting proceeds of any Collateral.
          “Release Date” shall have the meaning specified in Section 22.
          “Secured Parties” means, collectively, (a) the Holders (as defined in the Indenture), (b) the Trustee, (c) the Collateral Agent, (d) each other Person that holds, or is an obligee in respect of, any Obligations, and (e) the successors and assigns of each of the foregoing.
          “Securities Account Control Agreement” shall mean an agreement in form reasonably satisfactory to the Collateral Agent (as advised by legal counsel, on which it may conclusively rely, or as directed by Majority Noteholders) sufficient to grant the Collateral Agent or, pursuant to Section 3.02 of the Intercreditor Agreement (as in effect on the Issue Date), the Collateral Agent (as defined in the Intercreditor Agreement) Control with respect to a specified Securities Account.
          “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
          “Voting Foreign Stock” shall mean Equity Interests in any Foreign Subsidiary entitled to vote (including within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code).
          NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:
          Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):
          (a) all Accounts;
          (b) all cash and Cash Equivalents;
          (c) all Chattel Paper;
     (d) all Commercial Tort Claims (including, without limitation, the Commercial Tort Claims set forth on Schedule 15 to the Perfection Certificate);
          (e) all Deposit Accounts;
          (f) all Documents;
          (g) all Equipment;
          (h) all Farm Products;
          (i) all Fixtures;
          (j) all General Intangibles;
          (k) all Goods;
          (l) all Instruments;
          (m) all Inventory;
     (n) all Letter-of-Credit Rights (together with all Accounts, Chattel Paper, Instruments, Deposit Accounts, General Intangibles and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, the “Receivables”; and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the Receivables, being the “Related Contracts”);
     (o) the following (the “Security Collateral”):
     (i) all indebtedness from time to time owed to such Grantor, including without limitation, all debt securities, all promissory notes or instruments, if any, evidencing such indebtedness, all indebtedness owed to such Grantor pursuant to the Intercompany Note and the instruments set forth on Schedule 12 to the Perfection Certificate (all the foregoing, the “Pledged Debt”), and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

     (ii) all Equity Interests, other than Excluded Equity, from time to time acquired, owned or held by such Grantor in any manner, including, without limitation, the Equity Interests of each Grantor set forth opposite such Grantor’s name on and otherwise described on Schedule 11 to the Perfection Certificate, and the certificates, if any, representing such shares or units or other Equity Interests (all the foregoing, the “Pledged Equity”), and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;
     (iii) all Investment Property and all Financial Assets (including, without limitation, all securities, security entitlements and securities accounts), the certificates or instruments, if any, representing or evidencing such Investment Property or Financial Assets and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange therefor and all subscription warrants, rights or options issued thereon or with respect thereto; and
     (iv) all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii) and (iii) above;
provided, however, that (i) the Equity Interests and other securities of a Subsidiary will constitute Security Collateral only to the extent that such Equity Interests and other securities can secure the Notes without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (“Rule 3-10” and “Rule 3-16,” respectively) (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the Commission (or any other governmental agency); (ii) in the event that either Rule 3-10 or Rule 3-16 requires or is amended, modified or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Equity Interests or other securities constitute Security Collateral, then such Equity Interests or other securities shall automatically be deemed not to be Security Collateral, but only to the extent necessary to not be subject to such requirement; and (iii) in the event that either Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the Commission to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Equity Interests or other securities to constitute Security Collateral without the filing with the Commission (or any other governmental agency) of separate financial statements of such Subsidiary, then such Equity Interests and other securities shall automatically be deemed to be Security Collateral but only to the extent necessary to not be subject to any such financial statement requirement.
     (p) all contracts and agreements between any Grantor and one or more additional parties (including, without limitation, any swap contracts, licensing agreements and any partnership agreements, joint venture agreements, limited liability company agreements), the Related Contracts and the IP Agreements (as hereinafter defined), in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);
     (q) the following (collectively, the “Intellectual Property Collateral”):
     (i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);
     (ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);
     (iii) all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);
     (iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);
     (v) all confidential and proprietary information of the Grantor, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;
     (vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule 14 to the Perfection Certificate, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;
     (vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
     (viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary (“IP Agreements”); and
     (ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages (the property described in this Section 1(q) is referred to herein as the “Intellectual Property”);
     (r) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;
     (s) all other tangible and intangible personal property of whatever nature whether or not covered by Article 9 of the UCC; and
     (t) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to and Supporting Obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (t) of this Section 1 and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;
provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in Excluded Assets or Excluded Equity.
          Section 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Note Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest (including interest and fees that accrue after the commencement by or against any Grantor of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding), fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the “Secured Obligations”).

          Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Note Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
          Section 4. Delivery and Control of Security Collateral. (a) (i) All certificates representing or evidencing the Pledged Equity and (ii) all instruments representing or evidencing the Pledged Debt (excluding, unless an Event of Default has occurred and is continuing, Pledged Debt in an aggregate principal amount not in excess of $2,500,000), shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto (unless the Administrative Agent (as defined in the Intercreditor Agreement) is granted a prior security interest in such certificates and instruments and the same are required to be delivered (and are delivered) to the Administrative Agent for the benefit of the Secured Parties pursuant to the Intercreditor Agreement) and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent; provided that, unless an Event of Default shall have occurred and be continuing, with respect to intercompany indebtedness to the extent evidenced by the Intercompany Note, the Grantors shall only be required to deliver possession of the Intercompany Note with respect to such indebtedness. During the continuation of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to (A) transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 13(a), (B) exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations, and (C) convert Security Collateral consisting of financial assets credited to any Securities Account to Security Collateral consisting of financial assets held directly by the Collateral Agent, and to convert Security Collateral consisting of financial assets held directly by the Collateral Agent to Security Collateral consisting of financial assets credited to any Securities Account.
          (b) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will promptly notify the Collateral Agent thereof and, (i) if so requested by the Collateral Agent with respect to any such Security Collateral (which request shall only be made with respect to Security Collateral as to which the actions described in this Section 4(b) have not been taken to the extent that the aggregate value thereof is in excess of $1,000,000) or (ii) solely in the case of Security Collateral representing Equity Interests in a Subsidiary, upon the request of the Collateral Agent, cause the issuer thereof either (x) to register the Collateral Agent as the registered owner of such security or (y) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent. During the continuation of an Event of Default, with respect to any Security Collateral in which any Grantor has any right, title or interest, promptly upon the request of the Collateral Agent, such Grantor will notify each such issuer of Security Collateral that such Security Collateral is subject to the security interest granted hereunder.
          (c) Except as otherwise set forth herein, if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, certificated security or Chattel Paper, such Instrument, certificated security or Chattel Paper shall be promptly delivered to the Collateral Agent (unless the Administrative Agent (as defined in the Intercreditor Agreement) is granted a prior security interest in such Collateral and the same is required to be delivered (and is delivered) to the Administrative Agent for the benefit of the Secured Parties pursuant to the Intercreditor Agreement), duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement; provided that, unless an Event of Default has occurred and is continuing, the Grantors shall not be required to deliver the same pursuant to this clause (c) to the extent that the aggregate value of the Collateral not so delivered does not exceed $5,000,000.
          Section 5. RESERVED.
          Section 6. RESERVED.
          Section 7. Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights and Giving Notice of Commercial Tort Claims. Unless the Release Date shall have occurred:
     (a) Each Grantor will maintain Deposit Accounts (other than Excluded Accounts) only with a bank (which may include the Collateral Agent) (a “Pledged Account Bank”) that has entered into a Deposit Account Control Agreement; provided that so long as the Collateral Agent (as defined in the Intercreditor Agreement) has possession or controls a deposit or securities account as gratuitous bailee for the Collateral Agent (as defined herein) pursuant to Section 3.02 of the Intercreditor Agreement (as in effect on the Issue Date) for purposes of perfecting the Collateral Agent’s Lien on such account, the Collateral Agent under this Agreement will not require a separate control agreement for such account. The Collateral Agent hereby agrees that it will not deliver a notice indicating that the Collateral Agent will take Control over a Deposit Account, Securities Account or Commodity Account under any Control Agreement unless (a) such account is possessed by or under the control of the Collateral Agent and (b) the Collateral Agent has received notice or has knowledge that an Event of Default has occurred and is continuing.
     (b) The Collateral Agent may, at any time and without notice to, or consent from, the Grantor, transfer, or direct the transfer of, funds from the pledged Deposit Accounts to satisfy the Grantor’s obligations under the Note Documents if it has received notice or has knowledge that an Event of Default shall have occurred and be continuing.

     (c) Upon any termination by a Grantor of any pledged Deposit Account, such Grantor will immediately (i) transfer all funds and property held in such terminated pledged Deposit Account to another pledged Deposit Account or and (ii) notify all Account Debtors and any other obligors that were making payments to such pledged Deposit Account to make all future payments to another pledged Deposit Account, in each case so that the Collateral Agent shall have a continuously perfected security interest in such Collateral, funds and property.
     (d) Upon the occurrence of and during the continuation of an Event of Default, promptly upon the request of the Collateral Agent, each Grantor will maintain (i) all electronic Chattel Paper with a value individually in excess of $500,000 or in the aggregate in excess of $2,000,000 so that the Collateral Agent has control of the electronic Chattel Paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Collateral Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record (“UETA”).
     (e) Each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Collateral Agent, intends to (and hereby does) assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee (except to the extent that the applicable Grantor is required by applicable law to apply such proceeds to a specified purpose). If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, and (i) the face amount of such letter of credit is in excess of $1,000,000 individually or (ii) the face amount of such letter of credit, together with the face amount of all other letters of credit issued in favor of any Grantor in which the Collateral Agent does not have a perfected security interest exceeds $2,500,000 in the aggregate, such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall use commercially reasonable efforts to either (A) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (B) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit.
     (f) Upon the occurrence of an Event of Default, each Grantor shall, promptly upon request by the Collateral Agent, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letters of credit.
     (g) Each Grantor will give prompt notice in writing (which notice shall reference this Section 7(g)) to the Collateral Agent of any Commercial Tort Claim individually valued in excess of $2,500,000 that may arise in the future and, if requested by the Collateral Agent, will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the first priority security interest created under this Agreement.
          Section 8. Representations and Warranties. Each Grantor represents and warrants as follows:
     (a) All Pledged Equity consisting of certificated securities and all Pledged Debt has been delivered to the Collateral Agent in accordance herewith. If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.
     (b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement, subject to Liens permitted under Section 4.12 of the Indenture. To the knowledge of the Grantors, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Note Documents or as otherwise permitted under the Indenture.
     (c) All of the Equipment and Inventory of such Grantor having a value in excess of $1,000,000 are located at the places specified therefor in Schedule 2 to the Perfection Certificate or at another location as to which such Grantor has complied with the requirements of Sections 10 and 11(b). Such Grantor has obtained and maintains insurance with respect to its Equipment and Inventory in compliance with Section 10(d).
     (d) (i) The Pledged Equity issued by the Issuer or any of its Subsidiaries hereunder has been duly authorized and validly issued and is fully paid and non-assessable. To the knowledge of the Grantor, the Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes (which promissory notes have been delivered to the Collateral Agent and is not in default.
          (ii) The Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule 11 to the Perfection Certificate. No Grantor has any Investment Property or Financial Assets other than the Investment Property and Financial Assets listed on Schedules 11, 12 and 13 to the Perfection Certificate.
     (e) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person, other than any consent or approval that has been obtained and is in full force and effect or the need for which has been specifically disclosed herein or in the Indenture.

     (f) The Perfection Certificate has been duly prepared, completed and executed by the Issuer and the information set forth therein, including the exact legal name of each Grantor, is true, accurate and complete.
     (g) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor, securing the payment of the Secured Obligations; and (i) when the financing statements set forth in Schedule 7 of the Perfection Certificate are filed or recorded with the appropriate governmental authority referred to therein with respect to the Collateral described therein in which a security interest may be perfected by filing or recordation and (ii) upon the taking of possession or control by the Collateral Agent of the Collateral described in Schedules 11, 12 and 16 of the Perfection Certificate with respect to which a security interest may be perfected only by possession or control, all filings and other actions necessary to perfect the security interest in the Collateral granted by such Grantor have been duly made or taken and are in full force and effect; and such security interest is, in the case of Notes Collateral, first priority and, in the case of ABL Collateral, second priority, subject to Liens permitted by Section 4.12 of the Indenture.
     (h) None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 4.12 of the Indenture.
     (i) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first or second, as applicable, priority nature of such security interest), except for the filing of financing and continuation statements under the UCC and the recordation of the Intellectual Property Collateral Agreement referred to in Section 12(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, in each case as described in Schedule 7 to the Perfection Certificate, and the actions described in Section 4 with respect to the Security Collateral, or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally or under the Intercreditor Agreement.

     (j) The Inventory that has been produced or distributed by such Grantor has been produced in all material respects in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.
     (k) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent to the extent otherwise required to be delivered hereunder (other than purchase orders, supply agreements and invoices).
     (l) As to itself and its Intellectual Property Collateral:
     (i) To such Grantor’s knowledge, the operation of such Grantor’s business as currently conducted and the use of the Intellectual Property in connection therewith do not infringe, misappropriate or otherwise violate the intellectual property rights of any third party, except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect.
     (ii) Such Grantor is the exclusive owner of all right, title and interest in and to the material Intellectual Property Collateral, and is entitled to use all material Intellectual Property Collateral subject only to the terms of the IP Agreements, in each case as used in or necessary to its operations, except to the extent such failure to own or possess such right to use, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     (iii) The IP Agreements, patents, trademarks, service marks, trade names and all applications for any of the foregoing included in the Intellectual Property Collateral is set forth on Schedule 14 to the Perfection Certificate and such schedule sets forth all such Intellectual Property and all IP Agreements material to the operations of the Grantors.
     (iv) None of such Grantor’s Intellectual Property material to the operations of the Grantors, has been abandoned or has been adjudged invalid or unenforceable in whole or part.
          Section 9. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request (without hereby imposing or implying any duty or obligation on the part of the Collateral Agent to request such action), in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor:
     (i) mark conspicuously at the request of the Collateral Agent if an Event of Default has occurred and is continuing, each Chattel Paper, each Related Contract and each Assigned Agreement and, at the request of the Collateral Agent, each of its records pertaining to such Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such document, Chattel Paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby;
     (ii) if any Grantor shall, following the Closing Date, establish and maintain any Securities Account or Commodity Account (other than an Excluded Account) with any Securities Intermediary or Commodity Intermediary such Grantor shall, within 30 days (or such longer period as the Collateral Agent may agree in its sole discretion) of opening such Securities Account or Commodity Account, notify the Collateral Agent thereof and deliver to the Collateral Agent an executed Control Agreement with respect to such Securities Account or Commodity Account, as the case may be; and
     (iii) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken (without herein imposing or implying any duty or obligation on the part of the Collateral Agent to require or request such evidence).
          (b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.
          (c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail (without herein imposing or implying any duty or obligation on the part of the Collateral Agent to require or request such statements and schedules).
          (d) The Issuer will furnish to the Collateral Agent, at any time upon the request of the Collateral Agent if an Event of Default has occurred and is continuing, an opinion of counsel, from outside counsel reasonably satisfactory to the Collateral Agent, to the effect that all financing or continuation statements have been filed, and all other action has been taken to perfect continuously from the date hereof the security interest granted hereunder (without herein imposing or implying any duty or obligation on the part of the Collateral Agent to require or request such opinion).
          (e) Each Grantor shall at all times defend its title to Collateral and the Collateral Agent’s Liens therein against all Persons, claims and demands whatsoever, except for Liens permitted under Section 4.12 of the Indenture.

          Section 10. As to Equipment and Inventory and Insurance. (a) Each Grantor will keep its Equipment and Inventory (other than Inventory sold in the ordinary course of business or pursuant to a disposition in accordance with Section 4.13 of the Indenture) having a value in excess of $1,000,000 at the places therefor specified in Section 2 to the Perfection Certificate or at such other locations as such Grantor may determine from time to time, provided that such Grantor shall give written notice to the Collateral Agent specifying any such other location within 30 days after the first date on which any Equipment or Inventory is moved to such location.
          (b) Each Grantor will promptly furnish to the Collateral Agent a statement respecting any loss or damage exceeding $1,000,000 to any of the Inventory of such Grantor.
          (c) In producing its Inventory, each Grantor will comply in all material respects with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.
          (d) Each Grantor will, at its own expense, maintain insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as required under Section 4.05 of the Indenture. Without limitation to the foregoing, each Grantor shall maintain insurance with respect to the Collateral, covering casualty, hazard, public liability, theft, malicious mischief, flood and other risks, in amounts, with indorsements and with insurers with a Best Rating of at least A7. All proceeds under each policy shall be payable to the Collateral Agent. From time to time upon request, the Grantors shall deliver to the Collateral Agent the originals or certified copies of its insurance policies and updated flood plain searches. Unless the Collateral Agent shall agree otherwise, each policy of property insurance shall include indorsements: (i) showing the Collateral Agent as sole loss payee; (ii) requiring the insurer to endeavor to provide 30 days prior written notice to the Collateral Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of the Collateral Agent shall not be impaired or invalidated by any act or neglect of any Grantor or the owner of the property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Grantor fails to provide and pay for any insurance, the Collateral Agent may, at its option, but shall not be required to, procure the insurance and charge the Issuer therefor. Each Grantor agrees to deliver to the Collateral Agent, promptly as rendered, copies of all material reports made to insurance companies in respect of the insurance described herein. So long as no Event of Default has occurred and is continuing, the Grantors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to the Collateral Agent. If an Event of Default has occurred and is continuing, only the Collateral Agent shall be authorized to settle, adjust and compromise such claims. Further, each Grantor will, at the request of the Collateral Agent (without herein imposing or implying any duty or obligation on the part of the Collateral Agent to request such action), duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of the Note Documents and cause the insurers to acknowledge notice of such assignment.
          (e) So long as no Event of Default shall have occurred and be continuing, all insurance payments, proceeds of insurance and any awards arising from condemnation of any Collateral received by the Collateral Agent in connection with any loss, damage or destruction of any Collateral shall be transferred to a Dominion Account, and to the extent required to be applied to the Obligations in accordance with Section 4.13 of the Indenture, the Collateral Agent may direct the applicable Pledged Account Bank to release to such Grantor any such amount if and to the extent that any prepayment of Obligations is required under the Indenture in connection with the receipt of such amount and such prepayment has been made. Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 10 may be paid directly to the Person who shall have incurred liability covered by such insurance.
          Section 11. Post-Closing Changes; Bailees; Collections on Assigned Agreements and Accounts; Assigned Agreements. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Schedule 1 to the Perfection Certificate without giving notice thereof to the Collateral Agent within 30 days (or such lesser period of time as the Collateral Agent may agree) of such change and thereafter taking all action required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts.
          (b) If any Collateral of any Grantor is at any time in the possession or control of a warehouseman, bailee or agent (including as set forth on Schedule 2(e) to the Perfection Certificate) or is located at leased premises or mortgaged property, upon the request of the Collateral Agent (without herein imposing or implying any duty or obligation on the part of the Collateral Agent to request such action), such Grantor will (i) notify any such warehouseman, bailee, agent or landlord of the security interest created hereunder, (ii) instruct any such warehouseman, bailee, agent or landlord to hold all such Collateral solely for the Collateral Agent’s account subject only to the Collateral Agent’s instructions and (iii) if at any time the value of the Collateral in the possession or control of such warehouseman, bailee, agent or landlord or located at such leased or mortgaged premises exceeds or is reasonably likely to exceed $3,000,000, use commercially reasonable efforts, to (A) cause such warehouseman, bailee or agent to authenticate a record acknowledging that it holds possession of such Collateral for the Collateral Agent’s benefit and shall act solely on the instructions of the Collateral Agent without the further consent of the Grantor or any other Person and make such authenticated record available to the Collateral Agent, and (B) obtain a Lien Waiver from such warehouseman, bailee or agent or the applicable landlord or mortgagee.
          (c) Except as otherwise provided in this subsection (c), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Accounts, Assigned Agreements and Related Contracts. In connection with such collections, such Grantor may take (and, at the Collateral Agent’s direction during the continuation of an Event of Default, may take) such commercially reasonable action as such Grantor (or the Collateral Agent) may deem necessary or advisable to enforce collection thereof; provided, however, that the Collateral Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default, to notify the obligors under any Receivables, Assigned Agreements and Related Contracts, of the assignment of such Receivables, Assigned Agreements and Related Contracts, to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables, Assigned Agreements and Related Contracts to adjust, settle or compromise the amount or payment thereof, and to otherwise exercise all rights with respect to such Receivables, Assigned Agreement and Related Contracts, including, without limitation, those set forth in Section 9-607 of the UCC. Upon the occurrence and during the continuation of an Event of Default, all amounts and proceeds (including, without limitation, Instruments) received by such Grantor in respect of the Receivables, Assigned Agreements and Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be applied to the Obligations as provided in Section 6.10 of the Indenture. Upon the occurrence and during the continuation of an Event of Default, (i) no Grantor will grant any extension with respect to the time of payment of any Receivables, or any amount due on any Assigned Agreement or Related Contract, adjust, settle or compromise the amount or payment of any Receivables, or any amount due on any Assigned Agreement or Related Contract for less than the full amount thereof, release wholly or partly any Account Debtor or obligor thereof, allow any credit or discount thereon (except, in each case, in the ordinary course of business consistent with past practice unless the Collateral Agent shall have notified such Grantor that its right to do so has been terminated) or make any amendment, supplement or modification thereto, in each case in any manner that could adversely affect the value thereof and (ii) the applicable Grantor shall deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of its then outstanding Accounts. No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables, Assigned Agreements or Related Contracts to any other indebtedness or obligations of the Account Debtor or obligor thereof.
          (d) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables, Assigned Agreements or Related Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivables, Assigned Agreements or Related Contracts by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent, nor any Secured Party, be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivables, Assigned Agreements or Related Contracts, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          (e) Each Grantor will at its expense: (i) maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and take all such action to such end as may be requested from time to time by the Collateral Agent, except where the failure to do could not reasonably be expected to have a material adverse effect on the value of the Security Collateral or any part thereof (a “Material Adverse Effect”); and (ii) furnish to the Collateral Agent promptly upon receipt thereof copies of all material notices, requests and other documents received by such Grantor under or pursuant to any material Assigned Agreements to which it is a party, and from time to time (A) furnish to the Collateral Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Collateral Agent may reasonably request and (B) upon the reasonable request of the Collateral Agent, make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.
          (f) Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Collateral Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder. Each Grantor agrees, and has effectively so instructed each other party to each Assigned Agreement to which it is a party, that all payments due or to become due under or in connection with such Assigned Agreement will be made directly to a pledged Deposit Account.
          Section 12. As to Intellectual Property Collateral. (a) With respect to material Intellectual Property Collateral, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority located in the United States, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Collateral Agent, discontinue use of or otherwise abandon any of its material Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business.
          (b) Each Grantor agrees promptly to notify the Collateral Agent if such Grantor becomes aware (i) that any item of material Intellectual Property Collateral may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor’s ownership of any of such Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, unless the maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business.
          (c) In the event that any Grantor becomes aware that any item of its material Intellectual Property Collateral is being infringed or misappropriated by a third party in any way that would reasonably be expected to have a Material Adverse Effect, such Grantor shall promptly notify the Collateral Agent and shall take such actions, at its expense, as such Grantor or the Collateral Agent deems reasonable and appropriate under the circumstances (without herein imposing or implying any duty or obligation on the part of the Collateral Agent to direct such actions) to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.
          (d) No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its material Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain, unless the maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business.
          (e) Each Grantor shall take all commercially reasonable steps which it or the Collateral Agent (during the continuation of an Event of Default, as directed by Majority Noteholders) deems reasonable and appropriate under the circumstances to preserve and protect each item of its material Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.
          (f) With respect to its Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit B hereto (an “Intellectual Property Collateral Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.
          (g) Each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(q) that is not on the date hereof a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Each Grantor shall, concurrently with the delivery of financial statements under Section 4.17 of the Indenture, execute and deliver to the Collateral Agent, or otherwise authenticate, an agreement substantially in the form of Exhibit C hereto (an “IP Collateral Agreement Supplement”) covering such After-Acquired Intellectual Property which IP Collateral Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.
          (h) Nothing in this Agreement prevents any Grantor from discontinuing the use or maintenance of any of its Intellectual Property Collateral to the extent permitted by the Indenture if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.
          Section 13. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

     (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a Material Adverse Effect.
     (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Note Documents; provided, however, that any and all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).
     (iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.
          (b) Upon the occurrence and during the continuance of an Event of Default:
     (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 13(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 13(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.
     (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 13(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent (unless required to be delivered to the Administrative Agent (as defined under the Intercreditor Agreement) pursuant to the Intercreditor Agreement) as Security Collateral in the same form as so received (with any necessary indorsement).
     (c) Upon the occurrence and during the continuation of an Event of Default (and subject to the terms of the Intercreditor Agreement), the Collateral Agent shall be authorized to exercise exclusive control over all Deposit Accounts, Securities Accounts,

Commodity Accounts and Asset Sale Proceed Accounts (in each case other than Excluded Accounts).
          Section 14. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Indenture, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Indenture.
          (b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor or to another Grantor or as otherwise permitted under the Indenture, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests (other than Excluded Equity) or other securities.
          Section 15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (but at the cost and expense of the Grantors), including, without limitation:
     (a) to endorse a Grantor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into the Collateral Agent’s possession or control;
     (b) to obtain and adjust insurance required to be paid to the Collateral Agent; and, upon the occurrence and during the continuance of an Event of Default:
     (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
     (b) to receive, indorse and collect any drafts or other instruments, documents and Chattel Paper;
     (c) to (i) notify any Account Debtors of the assignment of any Grantor’s Accounts, demand and enforce payment of any Grantor’s Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to any Grantor’s Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or

Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as the Collateral Agent deems advisable; (iv) take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign a Grantor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Grantor, and notify postal authorities to change the address for delivery thereof to such address as the Collateral Agent may designate; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Grantor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral; or (x) take any action as may be necessary or appropriate to obtain payment under any letter of credit or banker’s acceptance for which a Grantor is a beneficiary; and
     (d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral or any other action as the Collateral Agent deems appropriate to fulfill any Grantor’s obligations under the Note Documents.
     The foregoing grant of authority shall not be considered to impose or imply any duty or obligation on the part of the Collateral Agent to take such action, or to diminish, release or limit any obligations or responsibilities of the Grantor contained elsewhere herein (or in any of the other Note Documents).
          Section 16. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 19.
          Section 17. Collateral Agent’s Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.
          (b) The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Note Documents. Without limiting the generality of the foregoing, (i)

the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing and (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Note Documents that the Collateral Agent is expressly required under the terms of the Note Documents to exercise upon direction by the Trustee (or by Majority Noteholders). The Collateral Agent shall take such actions and exercise such remedies hereunder and under the other Note Documents as it is from time to time directed, in writing, to take or exercise by the Trustee, provided that the Collateral Agent shall not be obligated to take any such action that adversely affects the rights, duties, liabilities or immunities of the Collateral Agent (and subject to the terms of the Note Documents). The Collateral Agent shall be entitled to rely conclusively, without any independent investigation whatsoever, and shall be fully protected in so relying, on any direction, instruction or consent of the Trustee, if such direction, instruction or consent is purported to be given on behalf of the Trustee. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Trustee (or Majority Noteholders) or in the absence of its own gross negligence or willful misconduct. In no event shall the Collateral Agent be liable, directly or indirectly, for any special, indirect or consequential damages, even if the Collateral Agent has been advised of the possibility of such damages.
          (c) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent in its reasonable discretion deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.
          (d) All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by the Collateral Agent to any Person to realize upon any Collateral, shall be borne and paid by the Grantors. The Collateral Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in the Collateral Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at the Grantors’ sole risk.
          Section 18. Remedies. If any Event of Default shall have occurred and be continuing:

     (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or to the extent lawful and permitted leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, Assigned Agreements, Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal of, all funds and all other property held in or credited to any Deposit Account, Securities Account or Commodity Account and (C) exercise all other rights and remedies with respect to the Receivables, Assigned Agreements, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent and Trustee pursuant to Section 19) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, as set forth in Section 6.10 of the Indenture. Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

     (c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).
     (d) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to any Deposit Account.
     (e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.
     (f) If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 18, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.
     (g) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 18, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto; (ii) any information and projections; and (iii) any other information in its possession relating to such Security Collateral.
     (h) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in subsection (a) above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Collateral Agent shall demand compliance with subsection (a) above.
     (i) For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under this Section 19 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license to use, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof to the extent that such non-exclusive license does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Intellectual Property Collateral. If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made in accordance with the terms hereof and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interest so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.
     (j) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Security Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Security Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, so long as such private sale is made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Security Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.
          Section 19. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s bad faith, gross negligence or willful misconduct. The obligations of the Grantor under this paragraph shall survive the termination of this Agreement (and any earlier resignation or removal of the Collateral Agent).
          (b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, disbursements, advances and costs, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.
          Section 20. Amendments; Waivers; Additional Grantors; Etc. (a) Subject to Article IX of the Indenture, no amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by (i) each Grantor (other than the Issuer) to which such amendment or waiver is to apply, (ii) the Issuer and (iii) the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
          (a) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Collateral Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Note Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Note Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor. Concurrently with the delivery or authentication by such Additional Grantor of a Collateral Agreement Supplement, such Additional Grantor shall deliver a supplement to the Perfection Certificate attaching supplemental schedules 1 through 18 to the Perfection Certificate and each reference in this Agreement and in the other Note Documents to the Perfection Certificate shall mean and be a reference to the Perfection Certificate as supplemented thereby.
          Section 21. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Grantor, addressed to it in care of the Issuer at the Issuer’s address specified in Section 12.02 of the Indenture and if to the Collateral Agent, at its address specified in Section 12.02 of the Indenture. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 12.02 of the Indenture.

          Section 22. Continuing Security Interest; Assignments under the Indenture. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the date (such date being the “Release Date”) of the payment in full of all Secured Obligations (other than contingent indemnification obligations), (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Holder may assign or otherwise transfer all or any portion of its rights and obligations under the Indenture (including, without limitation, all or any portion of the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder herein or otherwise, in each case as provided in Section 2.07 of the Indenture.
          Section 23. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor permitted by, and in accordance with, the terms of the Note Documents, or upon the effectiveness of any consent to the release of the security interest granted hereby in any Collateral pursuant to Article IX of the Indenture, or upon the release of any Grantor from its obligations under the applicable Guarantee, if any, in accordance with the terms of the Note Documents, the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing and (ii) such Grantor shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Note Documents and as to such other matters as the Collateral Agent may request, and an opinion of counsel to the effect that such release, and the execution and delivery of such documents by the Collateral Agent is permitted under and in compliance with this Agreement and such other Note Documents that may be applicable, and all conditions precedent thereto under this Agreement and any such other Note Documents that may be applicable have been satisfied and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 4.13 of the Indenture shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 4.13 of the Indenture.
          (b) Upon the occurrence of the Release Date, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination as evidenced by a certificate of the Grantor to such effect, and a certificate of the Trustee (which may be based upon and limited to its actual knowledge), the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          Section 24. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement, or of any amendment or waiver of any provision of this Agreement or of any Collateral Agreement Supplement, by telecopier or in “pdf” or similar format by electronic mail, shall be effective as delivery of an original executed counterpart thereof.
          Section 25. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.
          Section 26. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          Section 27. Intercreditor Agreement Governs. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.
          Section 28. Certain Additional Terms Concerning the Collateral Agent. (a) The Collateral Agent shall not be responsible for the terms or the sufficiency of this Agreement for any purpose. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Indenture (including without limitation Section 10.11 thereof), in addition to the rights, immunities, indemnities and other protections granted to it hereunder (and under any other Note Documents that may be applicable in the instance).
          (b) The Collateral Agent shall not be responsible for, or under any obligation to monitor, verify or confirm the filing, recording, registration or contents of, any financing statements or other instruments required to be filed, recorded or registered with any governmental office in order to perfect, continue or make effective (or continue the effectiveness or priority of) any Lien or security interest granted or intended to be granted hereunder or any other Note Documents or other documents or instruments described herein (unless and except to the extent it may be directed in writing on a timely basis by Majority Noteholders, subject to the terms hereof and Section 10.11 of the Indenture) or to determine whether the foregoing are accurate, complete and in the necessary locations. Without limitation, the Collateral Agent shall not be under any obligation to review, investigate, verify or confirm whether the filings, recordings and other matters set forth in any Perfection Certificate have properly been completed or are sufficient, accurate or complete.
          (c) The Collateral Agent shall be entitled and authorized to forward to the Trustee and/or any Holders any notices, reports, statements, certificates or other information provided to it from time to time pursuant to the terms hereof (including, without limitation, notices and reports provided by the Grantor with respect to any collateral and any insurance relating thereto), or to make such notices, reports, statements, certificates and other information available for review and inspection by, the Trustee and any Holders; and the Collateral Agent shall not be under any obligation to examine, review or evaluate the contents of such notices, reports, statements, certificates or other information, or to take any action in respect thereof (unless, until and except to the extent it may be directed by the Trustee acting pursuant to, or as the Collateral Agent may be directed by, the direction of Majority Noteholders pursuant and subject to the terms hereof and the terms of Section 10.11 of the Indenture).
          (d) The Collateral Agent shall in no instance be under any obligation to enter into or deliver any agreement, instrument or other document (whether pursuant to or as may be described in or contemplated by the terms hereof or any other Note Document) that is not acceptable to it (with respect to the duties, obligations, burdens, liabilities, immunities or protections contained therein).
[Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

NORTEK, INC.
By:	/s/ Edward J. Cooney
	Name:	Edward J. Cooney
	Title:	Vice President and Treasurer

[Signature Page to the Collateral Agreement]

AIGIS MECHTRONICS, INC.
BROAN-MEXICO HOLDINGS, INC.
BROAN-NUTONE LLC
BROAN-NUTONE STORAGE SOLUTIONS LP
CES GROUP, INC.
CES INTERNATIONAL LTD.
CLEANPAK INTERNATIONAL, INC.
ELAN HOME SYSTEMS, L.L.C.
GEFEN, LLC
GATES THAT OPEN, LLC
GOVERNAIR CORPORATION
HC INSTALLATIONS, INC.
HUNTAIR, INC.
INTERNATIONAL ELECTRONICS, LLC
LINEAR LLC
LITETOUCH, INC.
MAGENTA RESEARCH LTD.
MAMMOTH-WEBCO, INC.
NILES AUDIO CORPORATION
NORDYNE LLC
NORDYNE INTERNATIONAL, INC.
NORTEK INTERNATIONAL, INC.
NUTONE LLC
OMNIMOUNT SYSTEMS, INC.
OPERATOR SPECIALTY COMPANY, INC.
PACIFIC ZEPHYR RANGE HOOD INC.
PANAMAX LLC
RANGAIRE GP, INC.
RANGAIRE LP, INC.
SECURE WIRELESS, INC.
SPEAKERCRAFT, LLC
TEMTROL, INC.
XANTECH LLC
ZEPHYR VENTILATION, LLC

By:	/s/ Edward J. Cooney
	Name:	Edward J. Cooney
	Title:	Vice President and Treasurer

(of entity listed or as an officer of the managing member, sole member or general partner)

[Signature Page to the Collateral Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ Todd R. DiNezza
	Name:	Todd R. DiNezza
	Title:	Assistant Vice President

[Signature Page to the Collateral Agreement]

Exhibit A to the
Collateral Agreement
FORM OF COLLATERAL AGREEMENT SUPPLEMENT
[Date of Collateral Agreement Supplement]
U.S. Bank National Association, as the Collateral Agent for
the Secured Parties referred to in the
Indenture referred to below
One Federal Street, 3rd Floor
Boston, MA 02110
Attention: Corporate Trust Services
Nortek, Inc.
Ladies and Gentlemen:
          Reference is made to (i) the Indenture, dated as of                     , 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among Nortek, Inc., a Delaware corporation (the “Issuer”), the other Guarantors party thereto and U.S. Bank National Association, as Trustee and Collateral Agent (the “Collateral Agent”), and (ii) the Collateral Agreement, dated as of                     , 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), made by the Grantors from time to time party thereto in favor of the Collateral Agent for the Secured Parties. Terms defined in the Collateral Agreement and not otherwise defined herein are used herein as defined in the Collateral Agreement.
          SECTION 1. Grant of Security. Subject to Section 1 of the Collateral Agreement, the undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in and to the following, in each case whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising (collectively, the undersigned’s “Collateral”): all Equipment, Inventory, Accounts, cash and Cash Equivalents, Chattel Paper, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Related Contracts, Security Collateral, Agreement Collateral, Intellectual Property Collateral, Commercial Tort Claims, all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the undersigned pertaining to any of the undersigned’s Collateral, all other tangible and intangible personal property of whatever nature whether or not covered by Article 9 of the UCC, and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the undersigned’s Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in this Section 1) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; provided, however, that Collateral shall not include any Excluded Assets as defined in the Indenture or any Excluded Equity as defined in the Collateral Agreement.

          SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by the undersigned under this Collateral Agreement Supplement and the Collateral Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under or in respect of the Note Documents. Without limiting the generality of the foregoing, this Collateral Agreement Supplement and the Collateral Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Note Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.
          SECTION 3. Perfection Certificate. The undersigned has delivered concurrently herewith a supplement to the Perfection Certificate attaching supplemental schedules 1 through 18 to the Perfection Certificate. Such supplemental Perfection Certificate has been duly prepared, completed and executed by the undersigned and the information set forth therein, including the exact legal name of the undersigned, is true, accurate and complete.
          SECTION 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 10 of the Collateral Agreement with respect to itself and the Collateral granted by it.
          SECTION 4. Obligations Under the Collateral Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Collateral Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Collateral Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned, that each reference to the “Collateral” or any part thereof shall also mean and be a reference to the undersigned’s Collateral or part thereof, as the case may be, and that each reference in the Collateral Agreement to a Schedule shall also mean and be a reference to the schedules attached hereto.
          SECTION 5. Governing Law. This Collateral Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 6. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.

Very truly yours,
By:

Name:
Title:
Address for Notices:

Exhibit B to the
Collateral Agreement
FORM OF INTELLECTUAL PROPERTY COLLATERAL AGREEMENT
          This INTELLECTUAL PROPERTY COLLATERAL AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Collateral Agreement”) dated                     , 2009, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) for the Secured Parties (as defined in the Indenture referred to below).
          WHEREAS Nortek, Inc., a Delaware corporation (the “Issuer”) and the other Guarantors party thereto have entered into an Indenture dated as of                     , 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), with U.S. Bank National Association, as Trustee and Collateral Agent. Terms defined in the Indenture and not otherwise defined herein are used herein as defined in the Indenture.
          WHEREAS, as a condition precedent to the issuance of the Notes, each Grantor has executed and delivered that certain Collateral Agreement dated                     , 2009 made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”).
          WHEREAS, under the terms of the Collateral Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Collateral Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
          SECTION 1. Grant of Security. Subject to Section 1 of the Collateral Agreement, each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):
(a) the patents and patent applications set forth in Schedule A hereto (the “Patents”);
(b) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(c) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);
(d) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
(e) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
(f) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.
          SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Collateral Agreement secures the payment of all Secured Obligations of such Grantor now or hereafter existing under or in respect of the Note Documents. Without limiting the generality of the foregoing, this IP Collateral Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Note Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.
          SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Collateral Agreement.
          SECTION 4. Execution in Counterparts. This IP Collateral Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          SECTION 5. Grants, Rights and Remedies. This IP Collateral Agreement has been entered into in conjunction with the provisions of the Collateral Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.
          SECTION 6. Governing Law. This IP Collateral Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 7. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.
          SECTION 8. Certain Terms Concerning the Collateral Agent. The Collateral Agent is executing and delivering this IP Collateral Agreement solely in its capacity as Collateral Agent under the Collateral Agreement (and in no other capacity), and pursuant to direction set forth in the Indenture. The Collateral Agent shall not be responsible for the terms or sufficiency of this IP Collateral Agreement for any purpose, and the Collateral Agent shall have no duties or obligations under or pursuant to this IP Collateral Agreement other than such duties as may be expressly set forth in this IP Collateral Agreement as duties on its part to be performed or observed (and no other duties or obligations on its part shall be implied). In executing and delivering this IP Collateral Agreement, or in taking (or forbearing from) any action under or pursuant to this IP Collateral Agreement, the Collateral Agent shall have and be protected by all of the rights, immunities, indemnities, and other protections granted to it under the Collateral Agreement and the Indenture (including without limitation Section 10.11 of the Indenture).
[Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, each Grantor has caused this IP Collateral Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

NORTEK, INC.
By:
Name:
Title:

AIGIS MECHTRONICS, INC.
BROAN-MEXICO HOLDINGS, INC.
BROAN-NUTONE LLC
BROAN-NUTONE STORAGE SOLUTIONS LP
CES GROUP, INC.
CES INTERNATIONAL LTD.
CLEANPAK INTERNATIONAL, INC.
ELAN HOME SYSTEMS, L.L.C.
GEFEN, LLC
GATES THAT OPEN, LLC
GOVERNAIR CORPORATION
HC INSTALLATIONS, INC.
HUNTAIR, INC.
INTERNATIONAL ELECTRONICS, LLC
LINEAR LLC
LITETOUCH, INC.
MAGENTA RESEARCH LTD.
MAMMOTH-WEBCO, INC.
NILES AUDIO CORPORATION
NORDYNE LLC
NORDYNE INTERNATIONAL, INC.
NORTEK INTERNATIONAL, INC.
NUTONE LLC
OMNIMOUNT SYSTEMS, INC.
OPERATOR SPECIALTY COMPANY, INC.
PACIFIC ZEPHYR RANGE HOOD INC.
PANAMAX LLC
RANGAIRE GP, INC.
RANGAIRE LP, INC.
SECURE WIRELESS, INC.
SPEAKERCRAFT, LLC
TEMTROL, INC.
XANTECH LLC
ZEPHYR VENTILATION, LLC

By:
Name:
Title:

(of entity listed or as an officer of the managing member, sole member or general partner)

Exhibit C to the
Collateral Agreement
FORM OF INTELLECTUAL PROPERTY COLLATERAL AGREEMENT SUPPLEMENT
          This INTELLECTUAL PROPERTY COLLATERAL AGREEMENT SUPPLEMENT (this “IP Collateral Agreement Supplement”) dated ___, 200_, is made by the Person listed on the signature page hereof (the “Grantor”) in favor of U.S. Bank National Association, as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Indenture referred to below).
          WHEREAS Nortek, Inc., a Delaware corporation (the “Issuer”) and the other Guarantors party thereto have entered into an Indenture dated as of ___, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), with U.S. Bank National Association, as Trustee and Collateral Agent. Terms defined in the Indenture and not otherwise defined herein are used herein as defined in the Indenture.
          WHEREAS, pursuant to the Indenture, the Grantor and certain other Persons have executed and delivered that certain Collateral Agreement dated _______, 2009 made by the Grantor and such other Persons to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) and that certain Intellectual Property Collateral Agreement dated _______, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Collateral Agreement”).
          WHEREAS, under the terms of the Collateral Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Collateral Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:
          SECTION 1. Grant of Security. Subject to Section 1 of the Collateral. Agreement, each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):
(a) the patents and patent applications set forth in Schedule A hereto (the “Patents”);
(b) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);
(c) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);
(d) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
(e) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
(f) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.
          SECTION 2. Security for Obligations. The grant of a security interest in the Additional Collateral by the Grantor under this IP Collateral Agreement Supplement secures the payment of all Secured Obligations of the Grantor now or hereafter existing under or in respect of the Note Documents.
          SECTION 3. Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Collateral Agreement Supplement.
          SECTION 4. Grants, Rights and Remedies. This IP Collateral Agreement Supplement has been entered into in conjunction with the provisions of the Collateral Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.
          SECTION 5. Governing Law. This IP Collateral Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 6. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.
[Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, the Grantor has caused this IP Collateral Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

By:

Name:
Title:

Address for Notices:

Exhibit D to the
Collateral Agreement
FORM OF PERFECTION CERTIFICATE
          Reference is hereby made to that certain (i) Credit Agreement, dated as of ___, 2009 (the “Credit Agreement”); terms defined in the Credit Agreement and not otherwise defined in this Certificate are used in this Certificate as defined in the Credit Agreement) among Nortek, Inc. (the “Borrower”), the “Canadian Borrower” referred to therein, the “Guarantors” referred to therein (together with the Borrower, the “Grantors”) and the Lender Parties and Agents referred to therein, and (b) the Indenture, dated as of ___, 2009 among the Borrower, the Grantors and the “Trustee” as referred to therein.
          As used herein, the term “Company” means the Specified U.S. Borrower or Issuer, as applicable, and each of its Domestic Subsidiaries that are Borrowers and/or Guarantors, as applicable, individually or “Companies” plural.
          The undersigned hereby certifies to the Trustee and the Administrative Agent as follows:
          1 Names. (a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.
(b) Set forth in Schedule 1(b) hereto is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.
(c) Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the five-year period prior to the date hereof. Also set forth in Schedule 1(c) is the information required by Section 1 of this certificate for any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the five-year period prior to the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.
          2 Current Locations. (a) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.

(b) Set forth in Schedule 2(b) are all locations where each Company maintains any books or records relating to any Collateral.
(c) Set forth in Schedule 2(c) hereto are all the other places of business of each Company.
(d) Set forth in Schedule 2(d) hereto are all other locations where each Company maintains any of the Collateral consisting of inventory or equipment not identified above, having a value in excess of $1,000,000.
(e) Set forth in Schedule 2(e) hereto are the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.
          3 [Reserved].
          4 Extraordinary Transactions. During the two-year period prior to the date hereof, except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.
          5 UCC. The financing statements (duly authorized, where applicable, by each Company constituting the debtor therein), or equivalent, including the indications of the collateral, attached as Schedule 6 relating to the Collateral or the applicable Mortgage, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereof.
          6 Schedule of Filings. Attached hereto as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 6 and (ii) the appropriate filing offices for the filings described in Schedule 12(c) and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Collateral granted to the Administrative Agent and the Trustee, as applicable, pursuant to the Collateral Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted to the Administrative Agent and the Trustee, as applicable, pursuant to the Collateral Documents.
          7 Real Property. Attached hereto as Schedule 7 is a list of all real property owned or leased by each Company.
          8 Termination Statements. Attached hereto as Schedule 8(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 8(b) hereto with respect to each Lien described therein, which shall be filed upon the expiration of the time to take any appeal, petition for certiorari, or move for a stay, new trial, reargument or rehearing regarding the confirmation order.

          9 Stock Ownership and Other Equity Interests. Attached hereto as Schedule 9 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of, and held by, each Company and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 9 is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.
          10 Instruments and Tangible Chattel Paper. Attached hereto as Schedule 10 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of _________, 2009 including all intercompany notes between or among any two or more Companies.
          11 Advances. Attached hereto as Schedule 11 is (a) a true and correct list of all advances made by any Company to any other Company as of ___, 2009 (other than those identified on Schedule 10) and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to any Company as of _________, 2009.
          12 Intellectual Property. (a) Attached hereto as Schedule 12(a) is a schedule setting forth all of each Company’s Patents, Patent licenses, Trademarks and Trademark licenses registered with the United States Patent and Trademark Office, and all other Patents, Patent licenses, Trademarks and Trademark licenses that are material to the operations of the Companies, including the name of the registered owner and the registration number of each such Patent, Patent license, Trademark and Trademark license owned by each Company. Attached hereto as Schedule 12(b) is a schedule setting forth all of each Company’s registered United States Copyrights and Copyright licenses, and all other Copyrights and Copyright licenses that are material to the operations of the Companies, including the name of the registered owner and the registration number of each such Copyright or Copyright license owned by each Company.
(b) Attached hereto as Schedule 12(c) in proper form for filing with the United States Patent and Trademark Office and United States Copyright Office are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Trademark licenses, Patents, Patent licenses, Copyrights and Copyright licenses set forth on Schedule 12(a) and Schedule 12(b), including duly signed copies of the Intellectual Property Collateral Agreement (as defined under the Security Documents entered into pursuant to the Indenture) and U.S. Intellectual Property Security Agreement (as defined in the Credit Agreement), as applicable.
          13 Commercial Tort Claims. Attached hereto as Schedule 13 is a true and correct list of all Commercial Tort Claims held by each Company, including a brief description thereof.
          14 Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 14 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.
          15 Letter-of-Credit Rights. Attached hereto as Schedule 15 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder.
[Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this ___day of ___, 2009.

NORTEK, INC.

Name:
Title:

Exhibit E to the
Collateral Agreement

FORM OF INTERCOMPANY NOTE
New York, New York
_______, 2009
     FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.
     Reference is made to (a) the Indenture dated as of ___, 2009 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) among Nortek, Inc. (“Issuer”), the “Guarantors” named therein and U.S. Bank National Association, as trustee and collateral agent (in such capacity, the “Collateral Agent”), (b) the Credit Agreement dated as of _________, 2009 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Nortek, Inc., the subsidiaries party thereto, the other parties thereto and Bank of America, as administrative agent (in such capacity, the “Administrative Agent”), (c) the Collateral Agreement dated as of _________, 2009 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) among Issuer, the “Guarantors” named therein and the Collateral Agent and (d) the Security Agreement dated as of ___, 2009 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among Issuer, the “Grantors” party thereto and the Administrative Agent. This Note is an Intercompany Note referred to in the Collateral Agreement and Security Agreement and is subject to the terms of each, and shall be pledged by each Payee, to the extent required pursuant to the Collateral Agreement, Security Agreement and Intercreditor Agreement. Each Payee hereby acknowledges and agrees that the Collateral Agent or Administrative Agent, as applicable, may exercise all rights provided in the Indenture, Collateral Agreement, Credit Agreement and Security Agreement with respect to this Note. A party to this Note may be released from its obligations hereunder in accordance with the terms of the Indenture, Collateral Agreement, Credit Agreement, Security Agreement and Intercreditor Agreement. Terms defined in the Indenture, the Collateral Agreement, Credit Agreement or Security Agreement and not otherwise defined in this Note are used in this Note as defined in such documents.
     Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is a Borrower or a Guarantor to any Payee other than a Borrower or Guarantor shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor under the Indenture and Credit Agreement, including, without limitation, where applicable, under such Payor’s guarantee of the Obligations under the Indenture and Credit Agreement (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):
     (i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any

Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;
     (ii) if any Event of Default (as defined under the Indenture) occurs and is continuing with respect to any Senior Indebtedness, then no payment or distribution of any kind or character shall be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note; and
     (iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.
     To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Trustee, the Holders, the Collateral Agent, the Administrative Agent and the Lenders, and the Trustee, the Holders, the Collateral Agent, the Administrative Agent and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Collateral Agent may, on behalf of itself, the Trustee and the Holders, and the Administrative Agent may, on behalf of itself and the Lenders, each proceed to enforce the subordination provisions herein.
     The indebtedness evidenced by this Note owed by any Payor that is not a Borrower or a Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.
     Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.
     Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein; provided, however, that the failure of any Payee to record such information shall not affect any Payor’s obligations.

     Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.
     Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to any Payor, all amounts owed by such Payor to each Payee shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.
     No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective against any party unless the same shall be in writing and signed and delivered by such party. This Note shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.
     Upon execution and delivery after the date hereof by any subsidiary of Nortek, Inc. of a counterpart signature page hereto, such subsidiary shall become a party hereunder with the same force and effect as if originally named as a party hereunder. The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new Person as a party to this Note.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.
[Signature Page Follows]

NORTEK, INC.
By:
	Name:	Edward J. Cooney
	Title:	Vice President & Treasurer

AIGIS MECHTRONICS, INC.
BROAN-MEXICO HOLDINGS, INC.
BROAN-NUTONE LLC
BROAN-NUTONE STORAGE SOLUTIONS LP
CES GROUP, INC.
CES INTERNATIONAL LTD.
CLEANPAK INTERNATIONAL, INC.
ELAN HOME SYSTEMS, L.L.C.
GATES THAT OPEN, LLC
GEFEN, LLC
GOVERNAIR CORPORATION
HC INSTALLATIONS, INC.
HUNTAIR, INC.
INTERNATIONAL ELECTRONICS, LLC
LINEAR LLC
LITE TOUCH, INC.
MAGENTA RESEARCH LTD.
MAMMOTH-WEBCO, INC.
NILES AUDIO CORPORATION
NORDYNE LLC
NORDYNE INTERNATIONAL, INC.
NORTEK INTERNATIONAL, INC.
NUTONE LLC
OMNIMOUNT SYSTEMS, INC.
OPERATOR SPECIALTY COMPANY, INC.
PACIFIC ZEPHYR RANGE HOOD INC.
PANAMAX LLC
RANGAIRE GP, INC.
RANGAIRE LP, INC.
SECURE WIRELESS, INC.
SPEAKERCRAFT, LLC
TEMTROL, INC.
XANTECH LLC
ZEPHYR VENTILATION, LLC

By:
	Name:	Edward J. Cooney
	Title:	Vice President & Treasurer

(of entity listed or as an officer of the managing member, sole member or general partner)